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                                                                  EXHIBIT 10.27



                  This AMENDED AND RESTATED LICENSING AND SERVICES AGREEMENT (this "Agreement") dated September 30, 1999 is by and among METASTREAM.COM CORPORATION ("MetaStream"), and COMPUTER ASSOCIATES INTERNATIONAL, INC. ("CA") and METACREATIONS CORPORATION ("MetaCreations").

For and in consideration of the agreements set forth below, MetaStream and CA agree as follows:


ARTICLE 1.        DEFINITIONS.

                  1.01 Definitions. The following terms when used herein shall have the meanings set forth below:


(1)  "Agreement" shall have the meaning set forth in the heading.

(2) "CA Products or Services" shall mean (a) any software of CA developed with the MetaStream Intellectual Property Rights, other than a stand alone computer software product that functions as a digital graphics and/or three-dimensional model authoring tool and which is sold through third party distributors or directly by CA via the Internet; or (b) any services provided by CA or any of its affiliates using the MetaStream Intellectual Property Rights.

(3) "Claim" shall mean any civil, criminal, administrative or investigative action or proceeding.

(4) "Confidentiality Agreement" shall mean the agreement between the parties regarding each party's obligations with respect to confidential information of the other party.

(5)  "Indemnified Party" shall have the meaning set forth in Section 10.03.

(6)  "Indemnifying Party" shall have the meaning set forth in Section 10.03.

(7) "MetaStream Intellectual Property Rights" shall mean all intellectual property rights existing as of September 30, 1999 relating to the MetaStream streaming 3D format and all related technologies, including without limitation 2D and 3D content creation, capture, editing, transmission, manipulation, display, optimization and user interface technologies, worldwide arising under statutory or common law, and whether or not registered or perfected, including all (a) patents and patent applications owned or licensable by a party hereto; (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) trademark, service mark and trade dress rights; (e) any rights analogous to those set forth in this Section and any other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, or hereafter filed, issued or acquired.

                  1.02 Headings. The Article and Section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

ARTICLE 2.  LICENSE GRANTS.

                  2.01 Source and Object Code License. MetaCreations and MetaStream.com hereby grants to CA, and CA hereby accepts from MetaCreations and MetaStream.com, a perpetual, worldwide, non-exclusive, non-transferable, personal license to access, use, copy, view, display, modify and adapt, have modified and have adapted any and all of the MetaStream Intellectual Property Rights possessed by MetaCreations in source and object code form.






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                  2.02 Distribution License. MetaCreations and MetaStream.com
hereby grants to CA, and CA hereby accepts from MetaCreations and MetaStream.com, a perpetual, worldwide license to distribute and license and have distributed and have sublicensed to end-users the MetaStream Intellectual Property Rights as part of CA Products or Services.

ARTICLE 3.  DELIVERY AND LICENSE FEE PAYMENT.

                  3.01 Delivery. MetaCreations shall deliver, in source code form, one copy of the MetaStream Intellectual Property to CA on the date hereof.

                  3.02 License Fee Payment. In full consideration for the rights licensed herein, CA has paid to MetaCreations a non-refundable license fee of U.S. $3,000,000 and shall in addition make the following non-refundable license fee payments to MetaStream.com: (a) $500,000 on each of September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000 and (b) $2,000,000 on
September 30, 2000.

ARTICLE 4.  METASTREAM SERVICES.

                  4.01  Designated Employees.

(a) MetaStream.com shall perform such engineering, research and development functions as requested by CA from time to time, and use its best efforts to engage such of the Designated Employees for such tasks as CA may identify, provided that, on an annual cumulative basis, such functions shall not consume more than the equivalent of five full time engineers.

(b) MetaStream shall, subject to CA's consent (which will not unreasonably be withheld), have the right to substitute individual employees for individuals named in such Exhibit, or to replace employees who depart MetaStream employment, provided in all cases that the replacement has similar levels and areas of expertise. Notwithstanding the foregoing, should the majority of the first ten employees named in the Exhibit not be available to CA at any time during the course of this Agreement, then (i) CA shall have the right to immediately cease making further payments hereunder (and its rights to use the Designated Employees shall cease) and (ii) should such situation occur during the first twelve months of this agreement, CA shall have the option to terminate this Agreement and, in such event, shall receive the sole and exclusive rights to use the MetaStream Intellectual Property Rights for and in the conduct of any business involving the performance of services and shall also be entitled to succeed to the benefits of all service contracts then held by MetaStream.

                      4.02. Option. CA, at its sole option, shall have the right to discontinue use of the Designated Employees as a group within 30 days of the expiration of the second anniversary of this Agreement. In such case, CA's rights to access to such employees shall cease, each of the amounts otherwise due to MetaStream for the last four quarters of this agreement shall be reduced by $500,000.

                  4.03 License to CA. CA shall have from MetaStream a fully paid, perpetual, worldwide, non-exclusive, transferable license to access, use, copy, view, display, modify, adapt distribute, sublicense, have modified, have adapted, have distributed and have sublicensed any and all intellectual property developed by the Designated Employees. MetaStream shall retain all right, title and interest to any Intellectual Property Rights developed by the Designated Employees.






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ARTICLE 5.  PAYMENT FOR SERVICES.

                           5.01  Fee.  In full consideration for the services
of the Designated Employees, CA shall pay to MetaStream the following amounts:

          (a) $500,000 on September 30, 1999;
          (b) $500,000 on June 30, 2001; and
          (c) $500,000 on March 31, 2002.

ARTICLE 6.  LIMITATIONS.

                  6.01 MetaStream and MetaCreations each agree not to license any of the MetaStream Intellectual Property Rights to any of the entities set forth on Exhibit C provided, however, that this provision shall not apply to the extent it would limit MetaCreations in the conduct of its normal course of business of licensing and selling digital graphics products, nor shall it apply to limit MetaStream's ability to distribute the MetaStream client software.

ARTICLE 7.  [OMITTED]

ARTICLE 8.  CONFIDENTIALITY.

                  The obligations of each party with respect to confidential information of the other party which is received in connection with the transactions contemplated by this Agreement shall be governed by the Confidentiality Agreement. The source code versions of the MetaStream Intellectual Property Rights shall be deemed Confidential Information of MetaStream.

ARTICLE 9.  REPRESENTATIONS AND WARRANTIES.

                  9.01 MetaStream and MetaCreations' Representations and Warranties. MetaStream and/or MetaCreations represent and warrant that:

(1) MetaStream has received a license from MetaCreations to all of the MetaStream Intellectual Property Rights in the form attached as Exhibit A.

(2) MetaStream and MetaCreations have all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder, and nothing contained in this Agreement or in the performance of this Agreement shall place MetaStream in breach of any other contract or obligation; and

(3) the media on which the MetaStream Intellectual Property Rights is recorded shall be free from defects in materials and workmanship for a period of 90 days after delivery. MetaStream's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 9.01, MetaStream licenses the MetaStream Intellectual Property Rights to CA on an "AS IS" basis.

(4) the components of the MetaStream Intellectual Property Rights will perform in accordance with their related documentation.

(5) MetaStream has and shall maintain as its core business the development and deployment of the "MetaStream" platform for internet visualization, and shall maintain current levels of engineering support adequate to maintain such core business.






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Except as set forth above, MetaStream and MetaCreations makes no other representations or warranties with respect to the MetaStream Intellectual Property Rights, express or implied, including any warranty as to merchantability or fitness for a particular purpose.

                  9.02 CA's Representations and Warranties. CA represents and warrants that CA possesses all necessary rights and authority to execute and deliver this Agreement and to perform its obligations hereunder, and nothing contained in this Agreement or in the performance of this Agreement shall place CA in breach of any other contract or obligation.


ARTICLE 10.  INDEMNIFICATION.

                  10.01 MetaStream Indemnity. MetaStream shall defend, indemnify and hold CA harmless from and against any loss, liability (including settlements and judgments) or expenses (including reasonable attorneys' fees, expenses and court costs) arising out of any inaccuracy, untruthfulness, breach or alleged breach of any of the MetaStream and MetaCreations represenations and/or warranties and any Claim that the MetaStream Intellectual Property or the use of the MetaStream Intellectual Property infringes a trademark, trade secret, copyright or patent of any third party . MetaStream shall indemnify CA from any reasonable costs and expenses incurred in connection with the enforcement by CA of the obligations of MetaStream under this Section 10.01.

                  10.02 CA Indemnity. CA shall defend, indemnify and hold MetaStream harmless from and against any loss, liability (including settlements and judgments) or expenses (including reasonable attorneys' fees, expenses and court costs) arising out of any:

(1) Third party Claim relating to the inaccuracy, untruthfulness, breach or alleged breach of any representation or warranty set forth in Section 9.02; and

(2) Claim that a CA Product which includes any MetaStream Intellectual Property Rights infringes a trademark, trade secret, copyright or patent of any thrid party, except to the extent that the claim arises from the MetaStream Intellectual Property Rights.

CA shall indemnify MetaStream from any reasonable costs and expenses incurred in connection with the enforcement by MetaStream of the obligations of CA under this Section 10.02.

                  10.03 Indemnification Procedures. If any third party Claim is commenced against a party entitled to indemnification under Section 10.01 or
Section 10.02 (the "Indemnified Party"), notice thereof shall be given to the party that is obligated to provide the indemnification (the "Indemnifying Party") as soon as reasonably possible. If, after such notice, the Indemnifying Party acknowledges that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party to immediately take control of the defense and investigation of such Claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate, at the Indemnifying Party's cost, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such Claim and any appeal arising therefrom. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. In any case, no settlement of a Claim may be made by the Indemnified Party without the consent of the Indemnifying Party. If after investigation of the facts known at the time, the Indemnifying Party disputes its obligation to indemnify the Indemnified Party, (1) the parties shall cooperate to ensure that timely and adequate defense of the Claim is provided, (2) all costs shall initially be shared equally and (3) the parties shall submit the dispute to the dispute resolution procedure set forth in Article 13.






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ARTICLE 11.  DAMAGES.

                  11.01 Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. MetaCreations and MetaStream agree to assert no claim against CA relating to the employment by CA of any current or future MetaCreations or MetaStream employee. The provisions of this Article 11 allocate the risks under this Agreement between the parties and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

                  11.02 Limitation. Excluding each party's respective confidentiality and indemnification obligations, in no event shall either party's liability exceed the amounts paid under this Agreement.

ARTICLE 12.  DISPUTE RESOLUTION.

                  Any dispute arising under this Agreement shall be considered in person or by telephone by the individuals referenced in Section 14.02 within seven business days of receipt of a notice from either party specifying the nature of the dispute; provided, however, that a dispute relating to Article 8 shall not be subject to this Article 12. If after the time period set forth above, such individuals are unable to resolve the dispute, it shall be submitted to a senior manager for each party. If the senior managers are unable to resolve the dispute in seven additional business days, then, unless the senior managers otherwise agree in writing, either party may thereafter pursue its rights and remedies under this Agreement by all available legal means.

ARTICLE 13.  TERMINATION.

                  13.01 Termination for Breach of a Material Obligation. Either party may terminate this Agreement at any time if the other party is in breach of a material obligation or a material representation or warranty under this Agreement, and such party fails to cure such breach within 30 days after notice thereof is given by the non-breaching party.

                  13.02 Termination for Insolvency. Either party may, at its option, immediately terminate this Agreement if a receiver is appointed for the other party or its property; the other party is unable to pay its debts as they mature, or makes an assignment for the benefit of its creditors; the other party seeks relief or proceedings are commenced against the other party or on its behalf under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within 60 days from the date of commencement thereof; or the other party is liquidated or dissolved.

                  13.03 No Waiver. The election of either party to terminate this Agreement pursuant to Section 13.01 or Section 13.02 shall not serve to waive, limit, bar or otherwise extinguish any rights that party may have to pursue and recover any damages that party may have suffered or incurred due to the breach of any term of this Agreement or any amounts properly accrued under this Agreement up to the date of termination, subject to the provisions of
Article 10 and Article 11.






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ARTICLE 14.  MISCELLANEOUS.

                  14.01  Relationship of Parties.

(1) The relationship between CA and MetaStream shall, during the period covered by this Agreement, be that of independent contractors, and neither party has nor shall have any power, and neither party shall represent that it has any power, to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party or in its name.

(2) Neither party nor its employees or agents shall be considered, under the provisions of this Agreement or otherwise, as having an employee status or the status of an agent or partner of the other party, or shall be entitled to participate in any plans, arrangements, or distributions by the other party pertaining to or in connection with any pension, stock, bonus, profit sharing, health plans, or similar benefits for the other party's employees. Each party shall meet all of its obligations and responsibilities as an employer to its own employees under any federal, state or local laws, regulations or orders now or hereafter in force, including, without limitation, those relating to taxes, unemployment compensation or insurance, arising out of its engagement of persons for the performance of or contribution to the services performed hereunder.

                  14.02 Notices. All notices, requests, approvals, authorizations or other communications and statements which are required or permitted under this Agreement shall be in writing and shall be sent by facsimile or recognized commercial overnight courier. Notices shall be effective upon receipt. Notices shall be sent to the parties at the following addresses:

                  For MetaStream:   MetaStream Corporation
                                    51 J.F.K. Parkway, Suite 303
                                    Short Hills, NJ 07078
                                    Attn: Robert Rice
                                    Facsimile number:  (973) 379-0441

                  For CA:           Computer Associates International, Inc.
                                    1 Computer Associates Plaza
                                    Islandia, NY  11788
                                    Attn: Tommy Bennett
                                    Facsimile number:  (516) 342-6767

                                    With a copy to its General Counsel at the same address

Either party may change its address or facsimile number upon notice given to the other party.

                  14.03 Binding Agreement; Assignment. This Agreement, upon execution by both parties, shall be binding upon the parties and their heirs, successors, permitted assigns and legal representatives. Neither party shall be permitted to assign this Agreement or delegate any obligations hereunder except that either party may assign this Agreement (1) in connection with a merger with, or sale of assets to, any party accepting the obligations hereof and acquiring all or substantially all of the assets of the assigning party with a view to carrying on the business or a relevant portion of the business of the assigning party or (2) to any subsidiary, affiliate or parent entity of the assigning party that also accepts the obligations of the assigning party hereunder. The assigning party shall remain responsible for any of its obligations hereunder after an assignment, if and to the extent the assignee fails to perform the assigning party's obligations. Any assignment in contravention of this Section shall be void.

                  14.04 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one single agreement between the parties.







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                  14.05 Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either party under this Agreement shall not be unreasonably withheld or delayed and each party shall make only reasonable requests under this Agreement.

                  14.06 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

                  14.07 Waivers. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the party waiving its rights.

                  14.08 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each of the parties.

                  14.09 Survival. The provisions of Article 2, Article 4.03, ,
Article 8, Article 9, Article 10, Article 11 and this Article 14 shall survive the expiration or termination of this Agreement.

                  14.10 Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the parties.

                  14.11 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws.

                  14.12 Sole and Exclusive Venue. Each party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Southern District of New York or in the state courts of the State of New York and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other party; provided, however, that this Section shall not prevent a party against whom any legal action, suit or proceeding is brought by the other party in the state courts of the State of New York from seeking to remove such legal action, suit or proceeding, pursuant to applicable Federal law, to the district court of the United States for the district and division embracing the place where the action is pending in the state courts of the State of New York, and in the event an action is so removed each party irrevocably accepts and submits to the jurisdiction of the aforesaid district court. Each party hereto further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address designated pursuant to this Agreement, with such service of process to become effective 30 days after such mailing.

                  14.13 Covenant of Further Assurances. MetaStream and CA covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of MetaStream, and CA shall execute and deliver any further legal instruments and perform any acts that are or may become reasonably necessary to effectuate the purposes of this Agreement.

                  14.14 Negotiated Terms. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

                  14.15 Remedies Cumulative. No specific remedy under this Agreement shall limit a party's right to exercise all other remedies available to such party under law, in equity or under this Agreement, and all such remedies shall be cumulative.








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                  14.16 Publicity. The parties agree to issue (a) joint press releases regarding the licensing of the MetaStream Intellectual Property Rights for integration into various CA Products.

                  14.17 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersedes any and all other agreements, written or oral, that the parties heretofore may have had with respect to the subject matters herein.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.



                                    METASTREAM.COM CORPORATION



                                    By: /s/ ROBERT E. RICE
                                       ------------------------------------
                                       Name: Robert E. Rice
                                       Title: President


                                    COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                    By: /s/ TOMMY BENNETT
                                       ------------------------------------
                                       Name: Tommy Bennett
                                       Title: Senior Vice President


                                    METACREATIONS CORPORATION



                                    By: /s/ TERANCE A. KINNINGER
                                       -----------------------------------
                                       Name: Terance A. Kinninger
                                       Title: Chief Financial Officer







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